EXHIBIT 32

CERTIFICATION PURSUANT
TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the Quarterly Report on Form 10-Q (the “Report”) of AspenBio Pharma, Inc. (the “Company”) for the quarter ended June 30, 2012, each of the undersigned Stephen T. Lundy and Jeffrey G. McGonegal, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of the undersigned’s knowledge and belief:

(1)	the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

August 7, 2012
/s/ Stephen T. Lundy
Stephen T. Lundy, Chief Executive Officer and President

August 7, 2012
/s/ Jeffrey G. McGonegal
Jeffrey G. McGonegal, Chief Financial Officer

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